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                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities


      Exchange Act of 1934

Date of Report (Date of earliest event reported)   MARCH 8, 1995
                                                  --------------
                    PAYCO AMERICAN CORPORATION
                    --------------------------
      (Exact name of registrant as specified in its charter)

                           WISCONSIN
                           ---------
         (State or other jurisdiction of incorporation)

                            0-5589
                            ------
                    (Commission File Number)

                         39-1133219
                         ----------
              (IRS Employer Identification No.)

       180 N. EXECUTIVE DRIVE, BROOKFIELD, WISCONSIN       53005
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(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (414) 784-9035
                                                    ---------------
                            N/A
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(Former name or former address, if changed since last report.)
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ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS

     The Registrant announced in a press release dated March 8, 1995 that in Milwaukee U.S. District Court, Judge Terence T. Evans has approved a consent decree resolving a complaint against the Registrant filed in August 1993 by the Justice Department on behalf of the Federal Trade Commission
(FTC). The complaint alleged violations of the Fair Debt Collection Practices Act (FDCPA).

     The Registrant cooperated fully with the FTC's investigation while maintaining that any violations would have been contrary to the policy and practice of the Registrant. The Registrant has stated that it maintains strict policies and procedures for compliance with the FDCPA and devotes significant and continuous efforts, through training of personnel and monitoring of compliance, to prevent violations of the Act.

     Under the consent decree, the Registrant admits no wrongdoing and will pay a civil penalty of $500,000.  The Registrant previously reserved for costs associated with the FTC complaint. The decree directs the Registrant to comply with specific provisions of the FDCPA.
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     During the past year, the Registrant has taken further steps to ensure compliance with regulations and statutes applicable to its business. These steps included the hiring of a Compliance Officer, the development of a comprehensive compliance audit program, and the implementation of additional collector training and testing programs.

      The Registrant does not expect compliance to have a material effect on its financial condition nor on its ability to continue providing its clients the high quality services they expect.

                          SIGNATURES
                          ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PAYCO AMERICAN CORPORATION
                                      --------------------------
                                            (Registrant)

DATE:   MARCH 8, 1995                 DAVID S. PATTERSON
        -------------                 --------------------------
                                      David S. Patterson, Chief
                                      Operating Officer



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